                                                                    EXHIBIT 10.7

                    CREDIT CARD PROCESSING SERVICE AGREEMENT
                    ----------------------------------------

This AGREEMENT is made and entered into as of the __________ day of ________, 19__ by and between __________________________________________________________
("Merchant") and National Bank of the Redwoods, a national banking association ("Bank")and member of VISA USA, Inc. ("VISA) and MasterCard International, Incorporated ("MasterCard").

  WHEREAS, Merchant is engaged in the business of providing telecommunications services through pay telephones, call processors, card processing terminals and/or operator systems operated by it (collectively, "Telecommunications System Services"), the costs of which services are regularly charged by Merchant's customers to credit cards maintained by such customers;

  WHEREAS, Merchant, in order to receive payment for Telecommunications System Services charged to customer credit cards, requires the assistance of a credit card processing firm familiar with Telecommunication System Services;

  WHEREAS, Transaction Billing Resources, Inc. ("TBR"), a New Jersey corporation, and a Third Party Servicer ("TPS") registered as such with VISA and a Member Service Provider ("MSP") registered as such with MasterCard, has contracted with the Bank to provide through its proprietary automated system, TSL-2000, processing services for credit card transactions of a type and nature similar to those generated by Merchant; and

  WHEREAS, Merchant wishes to engage the Bank to provide such credit card processing services and the Bank is willing to do so on the terms and conditions hereinafter set forth;

  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement,
     ------------
when used herein, the following terms shall have the following meanings (such meanings shall be equal and applicable to the singular and plural forms of the terms used as the context requires):

  a) "Audiotext Transaction" shall mean any use of a Card by a Card Holder in
     -----------------------
order to obtain information or entertainment services, commonly referred to as "pay-per-call" services, provided by telephone by information and/or entertainment service providers.

  b) "Cards" shall mean any credit, charge, and ATM debit cards accepted by
     -------
Merchant for the payment of Telecommunication System Services provided by Merchant to its customers and acceptable to the Bank. This section does not include telephone prepaid calling cards.

  c) "Card Comp" shall mean MasterCard, VISA and any other entity issuing Cards.
     -----------

  d) "Card Holder" shall mean (i) the person in whose name a Card is maintained
     -------------
by the Card Company or (ii) an authorized user of the Card and/or Card number. For purposes of this Agreement, parties agree that the person who submits the Card number and the Card expiration date is presumed to be the Card Holder.

  e) "Card Transaction" shall mean any use of a Card by a Card Holder in order
     ------------------
to obtain Telecommunication System Services.

  f) "Chargeback" shall mean any Card Transaction which is considered by the
     ------------
relevant Card Company and/or the Bank to be invalid under the Operating Regulations and/or which is returned to Merchant for reimbursement to the Bank.

  g) "0perating Regulations" shall mean the rules, bylaws, operating
     -----------------------
regulations, procedures, fee schedules, and other requirements of Card Companies, VISA and MasterCard Associations, and the Bank as may be amended from time to time.

  h) "Reserve Account" has the meaning ascribed to that term in paragraph 3(m)
     -----------------
and Schedules A and B attached, hereof.

  i) "Rules" shall mean the communication protocols and procedures specified
     -------
in TBR's document entitled Set-up and Processing Guidelines and Record Format as amended by TBR from time to time.

  j) "Services" shall mean any and all Card Transaction processing functions
     ----------
performed by the Bank and/or TBR, the results of which are remitted to the Merchant in the form of management reports and other means.

  k) "Service Fees" has the meaning ascribed to that term in paragraph 4 hereof.
     --------------

  l) "TSI-2000" shall mean the proprietary system of hardware, software and
     ----------
management procedures employed by TBR in providing the Services on behalf of the Bank.

2.   RESPONSIBILITIES. The Bank shall perform the Services referenced in this
     -----------------
paragraph. The Services cited as "optional" shall be performed by the Bank if such Services are itemized in Schedule A attached hereto and incorporated herein by this reference. The Bank shall:

  a) provide to Merchant communications protocols and procedures specifications in the Rules for transferring Card Transactions to the Bank's processing facilities;

  b) accept Card Transaction data transmitted in accordance with the Rules;

  c) validate Card Transactions through TSL-2000 and process all such Transactions through TBR's Batch validation process

  d) Surcharge call transactions, as an optional service, according to the Merchant's current rate schedule of optional surcharges and/or service charges plus applicable taxes, all as supplied by the Merchant from time to time; any of these manipulations of the transaction amount shall constitute surcharging;

  e) edit and validate the contents of the Card Transactions provided, however, that the Bank reserves the right to reject for processing any transaction that, in the Bank's sole judgment and experience, is invalid or will not be honored by the Card Company;

  f) format and sort Card Transactions according to the Merchant relationship requirements and transmit data to the Card Companies;

  g) accept Chargebacks from the Card Companies in the name of the Merchant, adjust remittances, and report such transactions to the Merchant;

  h) report to the Merchant no later than fifteen (15) business days after the close of a month for transactions during said month the total amount of Card and Chargeback Transactions, rejects, Card Company clearing fees, Service Fees, and any other costs resulting in the net remittance to the Merchant in accordance with this agreement and with the schedules attached herewith;

  i) report on the number and volume of the Card Transactions submitted by the Merchant to Card Companies for clearing, except that the Bank shall not be responsible for the reconciliation of those amounts with any amounts reported by the Card Companies; the Bank's obligation extends only to the point where data is submitted to the Merchant's Card Companies and that submission is reported to the Merchant by the Bank;

  j) report to the Merchant on a monthly basis the performance of its Telecommunications System Services in dollars and volume statistics by Card Company in a form determined by the Bank;

  k) maintain a database of supporting data from various sources necessary to perform the Services;

  l) perform Merchant set up and maintenance procedures from data supplied by the Merchant as required to perform the Services in accordance with the Rules;

  m) reprocess at its own expense any Card or Chargeback Transactions with errors resulting from the failure of the Bank's equipment or errors by the Bank's personnel; and

  n) the parties hereto understand and agree that the Bank, at its sole discretion, will utilize TBR to perform some of the above listed responsibilities.

3.   MERCHANT RESPONSIBILITIES.  Merchant shall:
     -------------------------

  a) not deposit transactions that it knows or should have known to be fraudulent or not authorized by the cardholder;

  b) assure the proper functioning of its Telecommunications System Services and promptly correct any malfunction at no cost to the Bank;

  c) transfer exclusively all acceptable Card Transactions other than Audiotext Transactions (unless otherwise specifically agreed to as provided under paragraphs 7 and 17 hereof) to the Bank from its Telecommunications System Services;

  d) maintain adequate backup data in order to be able to regenerate such data for a period of not less than two hundred (200) days;

  e) provide the Bank with the data and in the form required by the Rules;

  f) provide the Bank with accurate and up-to-date local, county and state tax rates where applicable and shall remit tax amounts to all appropriate taxing authorities;

  g) authorize the Bank to withhold amounts as provided under this agreement and all Schedules attached hereto.

  h) pay an interest payment of one and one half percent (1.5%) per month with respect to all payments owed the Bank which are more than thirty (30) days past due for any reason including, but not limited to a dispute of the amount of the payment;

  i) use its best efforts to resolve any disputes promptly with Card Holders, in accordance with applicable law and the Operating Regulations and allow Chargeback Transactions against Merchant's Accounts for all Chargebacks in accordance with the Operating Regulations;

  j) provide a means to resubmit for clearing in accordance with the Rules any Card Transactions previously rejected by the Bank or the Card Companies; all such reprocessing shall be subject to the Service Fees as detailed in Schedules attached; the Bank will not provide a means to clear ad hoc Card Transactions submitted by any means except those specified in the Rules;

  k) respond to any request by the Bank for clarification or explanation of any Card Transaction submitted to the Bank for processing, within ten (10) days of the request;

  l) make available personnel with reasonable levels of technical expertise to assist in the resolution of any data processing/data communications matters arising out of the Bank's provision of the Services;

  m) authorize the Bank to establish a designated non-interest bearing reserve account domiciled at Bank to cover future chargebacks, credits and other charges that may result from Merchant's credit card activities pursuant to this Agreement. Merchant expressly authorizes Bank to debit from Merchant's Daily Income, the Reserve Requirement set forth in the Schedules attached.

  n) furnish to the Bank upon seven (7) days' notice such financial statements and other information concerning Merchant or its affiliates as the Bank from time to time may reasonably request; and

  o) be responsible for the accuracy and adequacy of data transferred pursuant to paragraph 3(b) hereof.

  p) upon reasonable request by the Bank, implement additional fraud control measures designed to increase the accuracy and validity of the data being captured by the Bank for submission into interchange.

  q) upon reasonable request by Bank, provide Bank with copies, written statements, and/or written descriptions of the following items:
      i) merchant's advertisements, sales script, promotional materials and operating manuals;
      ii) the type of service or product offered by the merchant, the terms and conditions of such sale or offer, including current rates, the truthfulness and accuracy of
      representations made to   consumers and the adequacy of disclosures;
      iii) complaints made about the services or products of the merchant;
      iv) whether the merchant or any of its principals have been terminated by any other credit card processor, and if so, why such termination occurred;
      v) whether the merchant or its principals have been investigated by any applicable federal or state law enforcement agency for states in which the merchant has its principal place of business and up to five additional states in which the merchant transacts significant amounts of business, including the reason for such investigation and the outcome of it.

  r) with reasonable notice given, allow Bank access to premises for onsite inspection.

4.   SERVICE FEES. In consideration of the Services performed by the Bank under
     -------------
this Agreement, Merchant agrees to pay to the Bank certain amounts (hereinafter collectively, "Service Fees") as set forth in the Pricing Schedules attached hereto as Schedules A and B. The amount of any Service Fees may be unilaterally changed from time to time by the Bank in its sole discretion by notifying the Merchant in writing upon thirty (30) days notice of its intent to do so. The merchant, upon such notification may at its discretion, terminate this agreement within 45 days from the date of the Bank's notification of increased service fees. The Service Fees shall be withheld by the Bank from the remittance due to the Merchant pursuant to Schedule A and B, hereof.

5.   TERM OF AGREEMENT.  This Agreement shall be effective on the date first
     ------------------
written above when executed by authorized officers of each of the parties and shall continue thereafter for a period of twenty-four (24) months (the "initial Period"), unless otherwise terminated as provided herein. The Agreement shall thereafter automatically renew for consecutive additional one (1) year terms unless either party gives written notice 30 days prior to expiration of its intent not to renew. Termination of this Agreement shall not terminate the Merchant's obligations to pay the Bank for all invoiced amounts under this Agreement. In the event of termination by either party, the Bank reserves the right to hold what it deems to be a reasonable amount of the Merchant's funds for a period of two hundred ten (210) days to cover possible Chargebacks by the Card Companies or to cover amounts invoiced to the Merchant all in accordance with Schedules A and B herewith.

6.   TERMINATION FOR CAUSE.  This Agreement may be terminated in its entirety:
     ---------------------

  a) effective immediately by the Bank any time after Merchant fails to provide access by the bank to sufficient funds in the Reserve Account or otherwise fails to pay any sum then due and payable under this Agreement. Merchant shall have five (5) days to cure account status after which Bank has exclusive right to terminate Agreement. If such an event occurs, Bank reserves the right to hold what it deems to be a reasonable amount of the Merchants' funds for a period of two hundred ten (210) days in accordance with subparagraph 7E of Schedule A attached.

  b) effective immediately by the Bank upon 90 days written notice to Merchant of the termination of the Bank's Third Party Servicer Agreement with TBR. Upon such event this Agreement shall immediately cease to be in effect and all obligations on the part of the Bank to be observed, performed, complied with and/or kept by it hereunder shall cease and no longer be an obligation on the part of the Bank to be performed;

  c) by the Bank, without prior notice, if, in the fulfillment of its responsibilities herein defined, the Bank determines, in its sole discretion, that such fulfillment in some way jeopardizes its relationship with the Card Companies and/or other merchants;

  d) by any party, not in breach of this Agreement, upon thirty (30) days written notice to the other in the event the other materially breaches its obligations hereunder, provided that such termination shall be deemed ineffective if the breaching party cures its breach within such thirty (30) days notice period; or

  e) by either party upon notice to the other in the event the other party shall elect to wind up or dissolve its operation or is wound up and dissolved; becomes insolvent, makes assignment for the benefit of creditors; files voluntary petition in bankruptcy or for reorganization or is adjudicated as bankrupt or insolvent; or has a liquidator or trustee appointed over its affairs and such appointment shall not have been terminated and discharged within thirty (30) days thereof.

7.   WARRANTIES.  The Bank will use reasonable care and diligence in processing
     ----------
the transactions received from the Merchant, and the performance by the Bank of the Services shall be consistent with industry standards. The Bank expressly does not warrant the accuracy or performance of any software or hardware used or owned by the Merchant or any other third party. The Bank does not warrant the accuracy of information originated by a third party unless materially altered by the Bank. This warranty and the Bank's obligations and liabilities hereunder are in lieu of and the Merchant hereby waives all other guarantees and warranties expressed or implied, arising by law or otherwise, including without limitation any implied warranty of fitness for a particular purpose or of merchantability.

  The Merchant warrants and represents to the Bank that it shall not submit to the Bank any Audiotext Transactions unless otherwise specifically agreed to in writing by the parties as provided under paragraph 17 hereof. Further, the Merchant warrants and represents to the Bank that it has written authority to operate all Telecommunications System Services not owned by the Merchant, and agrees to supply evidence of that authority to the Bank upon request. The Merchant also warrants and represents to the Bank that it has authority to do business in any state requiring such authority and agrees to supply evidence of certification to the Bank upon request.

8.   INDEMNIFICATION.  The Merchant hereby agrees to indemnify and hold harmless
     ---------------
the Bank and TBR and their directors, officers, employees and agents from and against any and all losses and liabilities, damages, costs, expenses, and claims of any and every kind whatsoever (including. without limitation, court costs and attorney's fees) which at any time or from time to time hereunder may be paid, incurred, or suffered by, or asserted against, the Bank or TBR for, with respect to, or as a direct or indirect result of, any acts or omissions by Merchant and/or any officer, employee and/or agent of Merchant in connection with or otherwise relating to or arising out of this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

  The Bank and TBR shall indemnify the Merchant against any and all liability, loss or damage the Merchant may suffer as a result of claims, demands, costs or judgments against the Merchant arising out of the Bank's or TBR's negligent performance of the Services, except that such obligation to indemnify shall be subject to the terms of paragraph 9 hereof. The provisions of this paragraph shall survive the termination of this Agreement.

9.   LIMITATION ON LIABILITY.  The Bank's and TBR's liability to the Merchant
     -----------------------
for any loss, injury, damage or expense arising directly or indirectly in connection with the Services or otherwise pursuant to this Agreement, which cannot otherwise be corrected by the terms of paragraph 2(m) hereof shall not exceed the amount charged to the Merchant for the Services giving rise to said loss, injury, damage or expense. The amount charged shall be the amount set forth on the periodic invoice or report for the period in which such loss, injury, damage or expense was sustained. Under no circumstances shall the Bank or TBR be liable for special, direct, punitive, exemplary or consequential damages, including without limitation any lost profits or any third party claims against Merchant. This limitation of liability shall apply even if the Merchant's loss, injury, damage or expense is caused by the Bank or TBR. The provisions of this paragraph shall survive the termination of this Agreement.

10.  CONFIDENTIALITY.  Both parties agree not to disclose to any other party any
     ---------------
proprietary information acquired about the other unless such information becomes public knowledge subsequent to this Agreement. Both parties further agree not to disclose without the written consent of a Card Holder any information obtained as a result of any transaction conducted by such Card Holder. The Merchant agrees not to disclose the terms and contents of this Agreement including any attachments to any competitor of the Bank or the Merchant. This paragraph is specifically enforceable, but this shall not be in lieu of any other remedies or damages provided by law.

11.  SCOPE OF AGREEMENT.  The parties acknowledge that the Bank is providing
     ------------------
only the Services described in this Agreement; that the Bank takes no title or interest in the Card Transactions reported to it by the Merchant nor the resulting tax amounts charged to the Card Holder; that this Agreement is subordinate to the terms and conditions of the agreements between the Bank and the Card Companies and all applicable laws; and that the Merchant agrees to be bound to the terms and conditions to which the Bank is bound in its relations with the Card Companies, should those terms and conditions affect the Services the Bank provides to the Merchant. Should the provisions of this Agreement become at variance with such contractual provisions or any applicable law or regulations, then such contractual provision law or regulation shall govern and the Merchant agrees to be bound by such changes upon receipt of written notice.

12.  FORCE MAJEURE.  The Bank shall not be liable for the failure to perform
     -------------
its obligations under this Agreement if such failure is due to acts beyond its control including, without limitation, acts of God; acts of the public enemy; acts of government; civil disobedience; lock outs; freight embargoes; errors or defects in data supplied by the Merchant or any third party; errors caused by any computer software or hardware used by the Merchant or any third party which is not the property of the Bank; computer and associated equipment outages, failures, or downtime and delays in processing information due to causes other than the negligence of the Bank; and any other cause or condition beyond the Bank's control.

13.  ARBITRATION. If, in the event of any dispute or controversy arising out
     -----------
of this Agreement, its performance, or breach and the parties to it are unable to settle the dispute themselves, such dispute shall be submitted to arbitration in California. Said arbitration shall be initiated by written notice by either party to the other party and shall be settled in accordance with the Uniform Arbitration

Act as adopted by the State of California, by a single arbitrator selected in accordance with the Rules of the American Arbitration Association from a panel of arbitrators provided by the American Arbitration Association who have knowledge of credit card processing services for financial institutions. The decision in writing of the panel shall be binding on the parties.

14.  ASSIGNABILITY.  The Bank may assign its rights and duties under this
     -------------
Agreement to an entity of its choosing, provided that the assignee is, in the Bank's reasonable judgment, capable of performing such obligations under this Agreement. The Merchant may not assign its rights and duties under this Agreement without the expressed written approval of the Bank, such approval not to be unreasonably withheld.

15.  NOTICES.  Any notices to be given by one party to the other in connection
     -------
with this Agreement shall be sent by certified mail, return receipt requested, to the parties at the following addresses:

MERCHANT:
Company Name:   American Telesource International, Inc.
             ------------------------------------------------------------------
Address:     12500 Network Boulevard, Suite 407
        -----------------------------------------------------------------------
         San Antonio, Texas 78249
- -------------------------------------------------------------------------------
Attn:        Cindi Smith
     --------------------------------------------------------------------------

BANK.  National Bank of the Redwoods
111 Santa Rosa Avenue
Santa Rosa, CA 95404
Attn: David Wattell, SVP

National Bank of the Redwoods - BankCard Services
1 Santa Rosa Avenue
Santa Rosa, CA 95404
Attn: Susan Horne, AVP/Manager

WITH A COPY TO TBR.
Transaction Billing Resources, Inc.
23 Village Court
Hazlet, New Jersey 07730
Attn: President

Either party may change the address to which notice shall be sent by notice given in accordance with this paragraph.

16.  GOVERNING LAW.  This Agreement shall be governed by and interpreted
     -------------
according to the laws of the State of California.

17.  ENTIRE AGREEMENT:BINDING EFFECT.  This Agreement sets forth the entire
     -------------------------------
Agreement between the parties hereto and supercedes any prior negotiations or understandings between the parties concerning the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns. This Agreement may be amended only in writing signed by the parties hereto.

18.  INTELLECTUAL PROPERTY.  All hardware, software and management procedures
     ---------------------
constituting TSL-2000 and otherwise utilized by the Bank in providing the Services hereunder, and any copies thereof, are proprietary to TBR and Bank and title thereto remains in TBR and/or Bank. All applicable rights to patents, copyrights, trademarks and trade secrets in such materials or any modifications thereto are and shall remain in TBR and/or Bank. To the extent that the Merchant obtains access or otherwise becomes aware of any such material or information, the Merchant shall not sell, transfer, publish, disclose, license, display or otherwise make available such information or materials to others.

19.  WAIVER: SEVERABILITY.  The Bank's failure at any time to enforce any
     --------------------
provisions of this Agreement or any rights with respect thereto, or to exercise any option herein provided, shall in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity of this Agreement. The failure of the Bank to exercise any rights or options under the terms or covenants herein shall not preclude or prejudice the exercising thereafter of the same or any other right under this Agreement. In the event that one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the laws of the jurisdiction governing the entire Agreement, such enforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

20.  RESTRICTION ON EMPLOYMENT.  With respect to the investment TBR has in
     -------------------------
providing the Services and the proprietary nature of the Services (herein described in paragraph 18 hereof), during the entire term of this Agreement and for a period of one (1) year subsequent to the termination of this Agreement, neither TBR nor the Merchant, without the prior written consent of the affected party, shall hire, seek to hire, or refer for other employment any current employee or employee during the prior twelve-month period of such affected party having knowledge or familiarity with TSL-2000 or any of its successor systems.

21.  TAXES. It is understood and agreed that the fees paid to the Bank by the
     -----
Merchant for providing the Services are exclusive of any and all applicable taxes or assessments, whether designated as sales taxes, use taxes, ad valorem taxes, property taxes or by some other name or designation, and including any interest or penalties thereon, which may be levied upon or assessed by any governmental or taxing jurisdiction in connection with the performance of the Services and that should such taxes be levied upon or assessed, the responsibility for payment is the sole obligation of the Merchant. It is understood that this paragraph is in no way related to the amount of tax on the transaction which is charged to the Card Holder.

22.  AUTHORITY TO EXECUTE AGREEMENT.  The Merchant, Bank and TBR, hereby agree
     ------------------------------
and warrant that they have full power and legal right and authority to execute, deliver and perform under this Agreement, and that the officers executing this Agreement on behalf of each entity, have full power and authority to do so.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

MERCHANT:
By: /s/ Doug Saathoff America Telesource International, Inc.
   --------------------------------------------------
Name: Doug Saathoff
     ------------------------------------------------
Title: Vice President Finance
      -----------------------------------------------

NATIONAL BANK OF THE REDWOODS        TRANSACTION BILLING RESOURCES, INC.

By:_____________________________     By: ________________________________


NAME:  SUSAN HORNE                   NAME: ______________________________
       -----------
Title: AVP/Manager
       -----------
       BankCard Services             Title:______________________________
       -----------------

                                  SCHEDULE A

                  TELEPHONY PRICING SCHEDULE FOR CREDIT CARDS
                  -------------------------------------------

1.   BANK CARD COMPANY DISCOUNT RATES
     --------------------------------

     VISA - via National Bank of the Redwoods,
               Santa Rosa, CA                            2.00%   +   $0.11

     Mastercard - via National Bank of the Redwoods,
               Santa Rosa, CA                            2.18%   +   $0.10

2.   PROCESSING FEES
     ---------------

                        CLIENT GROSS REVENUES            PER TRANSACTION
                        ON VALID TRANSACTIONS            PROCESSING FEE
                              (PER MONTH)                    %   +   $.XX

                             First $50,000                3.3%   +   $0.14
                             Next  $50,000                2.9%   +    0.14
                             Next $100,000                2.7%   +    0.13
                         All Over $200,000                2.5%   +    0.12

     Processing fees are subject to the following minimums:

                             Per transaction             $0.12
                                   Per month           $900.00

3.   BATCH VALIDATION (MANDATORY) included in Processing Fees
     -------------------------------------

4.   REPRESENTMENT AND CHARGEBACK FEES        $2.50 per Representment
     ---------------------------------
                                              $4.95 per Chargeback

5.   SET-UP FEES                       A one-time fixed fee of $1,000
     -----------

6.   OPTIONAL SERVICES
     -----------------
       Surcharging                            $0.065

7.  RESERVE ACCOUNT
    ---------------

          A) Provided that Merchant's actual Chargebacks are within the limits established by the then effective operating regulations of VISA and/or MasterCard, (such limits currently in effect as of the date of this agreement are shown in Paragraph 8 below) the Reserve Account collection rate will be set by Bank at the rate of twenty percent (20%) of each gross monthly deposit, with a holding period of six (6) months. In the event that Merchant's actual Chargebacks exceed the limits established by VISA and/or MasterCard, Bank retains the right to increase the Reserve Account collection rate by a minimum of four percent (4%) of each gross monthly deposit for every one percent (1%) or part thereof that actual Chargebacks exceed the applicable VISA and/or MasterCard limit, up to a maximum of one hundred percent (100%) of each gross monthly deposit, and to increase the holding period by a minimum of one additional month for each one percent (1%) or part thereof that actual Chargebacks exceed the applicable VISA and/or MasterCard limit, up to the entire period of time that any such Chargebacks remain valid under VISA and/or MasterCard rules and regulations then in effect.

          B) Additionally, if Merchant has an extraordinary dollar amount or number of transactions which have been or are likely to be charged back to Bank pursuant to the then effective operating regulations of VISA and/or MasterCard.

                                   SCHEDULE A

          Bank reserves the right to provide Merchant with thirty (30) days prior written notice of Bank's intent to terminate this Agreement.

          If, during such thirty (30) day notice period, Merchant is successful in reducing its chargeback ratio to a level which complies with the then effective operating regulations of VISA and/or MasterCard, then Bank agrees to reconsider its intent to terminate this Agreement, and to negotiate with Merchant the terms and conditions pursuant to which Bank would be willing to continue its contractual relationship with Merchant under a modified agreement.

          C) If, due to any action by Merchant, the Bank receives notification from VISA or MasterCard indicating the possible imposition of fines or fees in accordance with the then applicable operating regulations, the Bank reserves the right to withhold an amount it deems appropriate until such notification has been rescinded by the notifying association.

          D) If the merchant's current monthly deposit exceeds an average of the previous four months deposit by 25%, the Bank may, at its sole discretion, withhold an amount deemed appropriate until such time as the bank is satisfied such increase represents a valid increase in the merchant's business. It is incumbent upon the merchant to advise the Bank and TBR of such increase prior to submission of records for processing.

          E) Upon Notice of Termination of this Agreement by either party, Merchant understands that Bank cannot determine with certainty whether a sale will be charged back to Bank until the chargeback period expires as to that sale. Therefore, Bank shall have the right to suspend Merchant's right to withdraw any funds from any deposit account maintained by Merchant with Bank, including, without limitation, merchant's designated deposit account; provided, however, that Bank shall not suspend such right in a fashion which would deprive Merchant of the use of its deposit account or accounts beyond the extent required to assure Bank's ability to recover from Merchant, all chargebacks, fees, fines and other amounts reasonably estimated by Bank that will become due to Bank. Bank will notify the Merchant in writing within seven (7) days after any termination notice to Merchant, the amount, if any, and holding period of funds, not to exceed 210 days, to be withheld under the provisions of this subparagraph E). Bank further agrees to reinstate Merchant's right to withdraw funds from its deposit accounts upon delivery to Bank of a bond, letter of credit or another undertaking or collateral security reasonably believed by Bank to protect Bank's interests relative to such amounts reasonably estimated by Bank that will become due to Bank. The specific rights granted Bank in this Section 7.E shall not be deemed to limit the generality of the rights granted Bank elsewhere in this Agreement with respect to withholding payments, the creation of exercise of security interests or otherwise.

          Funds deducted by Bank from each gross monthly deposit for the Reserve Account shall be deposited in a non-interest bearing blocked account. Funds shall be released by Bank from the Reserve Account to Merchant, monthly on a first-in first-out (FIFO) basis at the expiration of the applicable holding period.

8.   MAXIMUM NUMBER OF ALLOWABLE CHARGEBACKS AS A PERCENTAGE (%)
     -----------------------------------------------------------
     OF MONTHLY SALES COUNT
     ----------------------

      Customer Dispute Chargebacks       VISA            1.00%
                                         MasterCard      2.50%

      Overall Chargebacks                VISA            3.00%
                                         MasterCard      8.00%

                                   SCHEDULE A

9.   PAYMENT SCHEDULE
     ----------------

          Demand Deposit Account - Merchant hereby acknowledges that Bank requires Merchant to establish a designated non-interest bearing Demand Deposit Account domiciled at Bank to clear debits and credits owing between the parties to this Agreement. Bank shall credit Merchant's Daily Income to Merchant's Demand Deposit Account, less the following fees and charges (as set forth above on this Schedule A, as such Schedule may be amended from time to time): (i) Discount and Processing Fees; (ii) Credits, Credit and Chargeback Fees, and any fines or penalties imposed on Bank by VISA or MasterCard and arising from Merchant's BankCard activities; (iii) Security Deposit Reserve requirements, as provided above, and (iv) any other amounts that become due and payable from Merchant to Bank hereunder. Merchant hereby acknowledges Bank's entitlement to any and all of the aforementioned fees and charges, and expressly authorizes Bank to deduct such fees and charges from Merchant's Daily Income, Merchant's Demand Deposit Account, and Merchant's Reserve Account.

          Merchant hereby authorizes Bank to hold the Daily Income for five (5) business days. After the five-business day holding period, Bank will remit the net balance in the Demand Deposit Account to Merchant via an ACH transfer to a financial institution designated by the Merchant.

1O. The rights and obligations of National Bank of the Redwoods (Bank) under the Credit Card Processing Service Agreement are limited to transactions involving only Bank Cards (VISA and MasterCard) and Bank will have no rights or obligations under this agreement with respect to transactions involving other cards (Travel and Entertainment cards such as American Express, Diners, Carte Blanche, Discover, etc.)



MERCHANT/COMPANY NAME  [ILLEGIBLE]
                     ---------------------------------------

Signature   [SIGNATURE ILLEGIBLE]
          --------------------------------------------------

By:  [ILLEGIBLE]
   ---------------------------------------------------------
        (print or type name)


Date: 2-15-95
     -------------------------------------------------------

                                  SCHEDULE B

                  TELEPHONY PRICING SCHEDULE FOR CREDIT CARDS
                  -------------------------------------------


1.   TRAVEL & ENTERTAINMENT CARD COMPANY DISCOUNT RATES
     --------------------------------------------------

     Diners/Carte Blanche                                   4.90%
     American Express                                       4.90%
     Discover                                               Rate quoted by
                                                              Discover

2.   PROCESSING FEES
     ---------------

                    CLIENT GROSS REVENUES      PER TRANSACTION
                    ON VALID TRANSACTIONS      PROCESSING FEE
                         (PER MONTH)                %  +  $.XX

                         First $50,000           3.3%  +  $0.14
                         Next  $50,000           2.9%  +   0.14
                         Next $100,000           2.7%  +   0.13
                     All Over $200,000           2.5%  +   0.12

     For the purpose of determining the above Gross Revenues to apply volume discount calculations to the Per Transaction Processing Fee, Gross Revenues for Bank and Travel & Entertainment Card revenues will be aggregated.

     Processing fees are subject to the following minimums:

                    Per transaction             $0.12
                    Per month                 $900.00

3.   BATCH VALIDATION (MANDATORY)Included in Processing Fees
     ----------------------------

4.   REPRESENTMENT AND CHARGEBACK FEES     $2.50 per Representment
     ---------------------------------
                                           $4.95 per Chargeback

5.   OPTIONAL SERVICES
     -----------------
       Surcharging                         $0.065

6.  RESERVE ACCOUNT - TRAVEL & ENTERTAINMENT CARDS
    ----------------------------------------------

          A) Provided that Merchant's actual Chargebacks are within acceptable limits for each Travel & Entertainment Card processed, the Reserve Account collection rate will be set at the rate of twenty percent (20%) of each gross monthly deposit, with a holding period of six (6) months. In the event that Merchant's actual Chargebacks exceed the limits, the Reserve Account collection rate may be increased by a minimum of four percent (4%) of each gross monthly deposit for every one percent (1%) or part thereof that actual Chargebacks exceed 5% of that month's Gross Monthly Deposit, up to a maximum of one hundred percent (100%) of each gross monthly deposit, and the holding period may be increased by a minimum of one additional month for each one percent (1%) or part thereof that actual Chargebacks exceed 5% of that month's gross monthly deposit, up to the entire period of time that any such Chargebacks remain valid under rules and regulations then in effect.

          B) Additionally, if Merchant has an extraordinary dollar amount or number of transactions which have been or are likely to be charged back pursuant to the then effective operating regulations of the card companies, TBR reserves the right to provide Merchant with thirty (30) days prior written notice of it's intent to terminate this Agreement.

                                  SCHEDULE B

          If. during such thirty (30) day notice period, Merchant is successful in reducing its chargeback ratio, then TBR agrees to reconsider its intent to terminate this Agreement, and to negotiate with Merchant the terms and conditions pursuant to which TBR would be willing to continue its contractual relationship with Merchant under a modified agreement.

          C) If the merchant's current monthly deposit exceeds an average of the previous four months deposit by 25%, TBR may, at its sole discretion, withhold an amount deemed appropriate until such time as TBR is satisfied such increase represents a valid increase in the merchant"s business. It is incumbent upon the merchant to advise TBR of such increase prior to submission of records for processing.

          D) Upon Notice of Termination of this Agreement by either party, Merchant understands that TBR cannot determine with certainty whether a sale will be charged back to TBR until the chargeback period expires as to that sale. Therefore, TBR shall have the right to suspend Merchant's right to future payments provided, however, that TBR shall not suspend such right in a fashion which would deprive Merchant of the use of its funds beyond the extent required to assure TBR's ability to recover from Merchant, all chargebacks, fees, fines and other amounts reasonably estimated by TBR that will become due to TBR. TBR will notify the Merchant in writing within seven (7) days after any termination notice to Merchant, the amount, if any, and holding period of funds to be withheld under the provisions of this subparagraph D). TBR further agrees to reinstate Merchant's right to withdraw funds from its accounts upon delivery to TBR of a bond, letter of credit or another undertaking or collateral security reasonably believed by TBR to protect TBR's interests relative to such amounts reasonably estimated by TBR that will become due to TBR. The specific rights granted TBR in this Section 6.D shall not be deemed to limit the generality of the rights granted TBR elsewhere in this Agreement with respect to withholding payments, the creation of exercise of security interests or otherwise.

          Funds deducted by TBR from each gross monthly deposit for the Reserve Account shall be deposited in a non-interest bearing blocked account. Funds shall be released by TBR from the Reserve Account to Merchant, monthly on a first-in flrst-out (FIFO) basis at the expiration of the applicable holding period.

7.   PAYMENT SCHEDULE
     ----------------

          TBR will send an estimated settlement report and remit to the Merchant by the fifteenth (15) business day after the twentieth (20th) day of each month an amount equal to seventy percent (70%) of the gross amount (including surcharges, service charges and/or taxes where applicable) of settled Card Transactions received between the first
          (lst) and the twentieth (20th) day of each month less the sum of all
                                                           ----
          Chargebacks, Card Company clearing fees, Service Fees under Schedule A and Schedule B, Card Company charges for fines and/or penalties, funds necessary to maintain the Required Reserve, actual or projected, and any other costs incurred in providing the Services (such settled Card Transactions less offsets shall hereinafter be referred to as "Net Card Transactions"). Notwithstanding the foregoing, such remittance shall be made only if the remittance is greater than One Thousand Dollars ($1,000.00). Any remittance not made In accordance with the foregoing shall be remitted with

                                  SCHEDULE B

          the final settlement as provided hereinafter. The remaining thirty percent (30%) of the Net Card Transactions for the period between the first (lst) and the twentieth (20th) of each such month and the Net Card Transactions for the remaining days of each such month shall be remitted to Merchant by the fifteenth (15th) business day after the close of such month, along with a complete set of management reports as described in Paragraph 2(h) and 2(i) of the Credit Card Processing Service Agreement.

8. With respect to transactions involving Travel and Entertainment Cards (American Express, Diners, Carte Blanche, Discover, etc.). National Bank of the Redwoods (Bank) will have no rights or obligations under the Credit Card Processing Service Agreement and TBR will have all such rights and obligations of Bank with respect to such transactions. TBR will be deemed a party to the agreement for Travel and Entertainment Cards by signing this Schedule B.


[ILLEGIBLE]
- ------------------------------              TRANSACTION BILLING RESOURCES, INC.
MERCHANT/COMPANY NAME


Signature [SIGNATURE]                       Signature
         ---------------------                        ________________________

By:  [ILLEGIBLE]                            By:
    --------------------------                  ______________________________
      (PRINT OR TYPE NAME)                            (PRINT OR TYPE NAME)


Date: [ILLEGIBLE]                           Date:
      ------------------------                    ____________________________

                                  SCHEDULE B1


NATIONAL BANK OF THE REDWOODS               AUTHORIZATION FOR AUTOMATIC DEPOSITS
- --------------------------------------------------------------------------------

AMERICAN TELESOURCE INTERNATIONAL, INC.                  74-2690875
- --------------------------------------------------------------------------------
COMPANY NAME                                       COMPANY TAX I.D. NUMBER

12500 NETWORK BLVD., SUITE 407
- --------------------------------------------------------------------------------
COMPANY ADDRESS

SAN ANTONIO                           TX                           78249
- --------------------------------------------------------------------------------
CITY                                  STATE                        ZIP

- --------------------------------------------------------------------------------
I HEREBY AUTHORIZE NATIONAL BANK OF THE REDWOODS TO INITIATE CREDIT ENTRIES TO
MY ACCOUNT AT THE FINANCIAL INSTITUTION INDICATED BELOW.

FIRST NATIONAL BANK, LIBERTY BRANCH                   114000093
- --------------------------------------------------------------------------------
FINANCIAL INSTITUTION NAME              FINANCIAL INSTITUTION ROUTING #(ABA#)

11900 BORNEO ROAD
- --------------------------------------------------------------------------------
FINANCIAL INSTITUTION ADDRESS

SAN ANTONIO                           TEXAS                        78216
- --------------------------------------------------------------------------------
CITY                                  STATE                        ZIP

LIBERTY BRANCH
- --------------------------------------------------------------------------------
BRANCH

- --------------------------------------------------------------------------------
ACCOUNT TYPE: [X] CHECKING  AMOUNT:_____    ACCOUNT #    EFFECTIVE DATE:

              [_] SAVINGS   AMOUNT:_____    080080772    EXPIRATION DATE:
- --------------------------------------------------------------------------------

THIS AUTHORITY IS TO REMAIN IN FULL FORCE AND EFFECT UNTIL "COMPANY" HAS RECEIVED WRITTEN NOTIFICATION FROM ME OF ITS TERMINATION IN SUCH TIME AND IN SUCH MANNER AS TO AFFORD "COMPANY" AND NATIONAL BANK OF THE REDWOODS A REASONABLE OPPORTUNITY TO ACT ON IT.


                                  SIGNATURE:[SIGNATURE ILLEGIBLE]  DATE: 2-14-95
                                            ---------------------      ---------
                                            [ILLEGIBLE]
                                            ---------------------
                                            NAME  (Print Please)



                             PLEASE INCLUDE VOIDED
                             CHECK OR DEPOSIT SLIP